UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CROWN LNG HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3rd Floor, 44 Esplanade, St Helier, Jersey	JE4 9WG
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, No par value per share	The Nasdaq Stock Market LLC
Warrants to purchase Ordinary Shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-274832

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

Crown LNG Holdings Limited (the “Company”) hereby incorporates by reference (a) the description of its ordinary shares, no par value per share (the “Ordinary Shares”), and public warrants, each whole warrant to purchase one Ordinary Share at an exercise price of $11.50 (the “Public Warrants”) contained under the heading “Description of Pubco Securities” and (b) the information set forth under the heading “Material Tax Considerations,” in each case, in the Company’s Registration Statement on Form F-4 (File No. 333-274832), as amended, initially filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2023, as subsequently amended (the “Registration Statement”), and the proxy statement/prospectus that constitutes part of the Registration Statement filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, initially filed on February 15, 2024, which information shall also be deemed to be incorporated herein by reference.

The Ordinary Shares and Public Warrants to be registered hereunder have been approved for listing on The Nasdaq Stock Market LLC under the symbols “CGBS” and “CGBSW”, respectively.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Crown LNG Holdings Limited

By:	/s/ Swapan Kataria
Chief Executive Officer and Director

Dated: July 8, 2024

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